LSB INDUSTRIES, INC.                                      Exhibit 11.1
                                                                     Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                         1995 quarter ended

                                                    March 31           June 30
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                          13,060,566        13,045,912
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                                180                 -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                          -            96,692
    Purchases of treasury stock;
     calculated on weighted average
     basis                                            (13,950)         (146,176)
                                                   ----------        ----------
                                                   13,046,796        12,996,428

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                       823,140           817,448
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                     (317,680)         (393,498)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                                   -            63,520
                                                   ----------        ----------
                                                      505,460           487,470
                                                   ----------        ----------

                                                   13,552,256        13,483,898
                                                   ==========        ==========

Earnings for primary earnings per share:
  Net earnings                                    $ 1,448,092       $ 1,502,431

  Dividends on cumulative preferred stocks            (75,880)          (60,000)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)          (743,437)         (743,437)
                                                    ---------         ---------
 Earnings applicable to common stock              $   628,775       $   698,994
                                                    =========         =========

 Earnings per share                                     $ .05             $ .05
                                                        =====              ====
















                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION




                                                           Six months
                                                             ended
                                                         June 30, 1995



Net earnings applicable to common Stock                   $ 1,327,769
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,518,077
                                                           ==========
Earnings per share                                              $ .10
                                                                 ====




               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 3 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                     1994 quarter ended


                                                March 31              June 30

Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                       13,673,971           13,659,691
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                             360                    -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                   6,833               24,846
    Purchase of treasury stock;
     calculated on weighted
     average basis                                 (20,000)             (29,176)
                                                ----------           ----------
                                                13,661,164           13,655,361
Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                    934,807              877,794
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                  (247,510)            (238,754)
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                           65,120               64,760
                                                ----------           ----------
                                                   752,417              703,800
                                                ----------           ----------
                                                14,413,581           14,359,161
                                                ==========           ==========

Earnings for primary earnings per share:
  Net earnings                                 $ 2,203,665          $27,254,968
  Dividends on cumulative preferred stocks         (76,145)             (60,000)
  Dividends on convertible, exchangeable
    Class C preferred stock (6.5% annually)       (747,500)            (747,500)
                                                 ---------           ----------
 Earnings applicable to common stock           $ 1,380,020          $26,447,468
                                                 =========           ==========
 Earnings per share                                   $.10                $1.84
                                                      ====                =====








                    LSB INDUSTRIES, INC.                            Exhibit 11.1
                                                                     Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION


                                                           Six months
                                                             ended
                                                         June 30, 1994


Net earnings applicable to common stock                   $27,827,488
                                                           ==========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   14,386,371
                                                           ==========

Earnings per share                                              $1.93
                                                                =====




               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 5 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                  1995 quarter ended
                                             ---------------------------
                                           March 31              June 30
                                         -----------           -----------

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share        13,046,796           12,996,428
  Shares issuable upon exercise of
    options and warrants                     823,140              817,448
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price
    for the quarter if greater than
    the average)                            (300,737)            (380,135)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
    actual conversion                              -               63,520
  Common shares issuable upon conversion
    of convertible note payable                4,000                4,000
  Common shares issuable upon conversion
    of convertible preferred stock, if
    dilutive, from date of issue:
      Series B                                     -                    -
      Series 2                                     -                    -
                                          ----------           ----------
                                          13,573,199           13,501,261
                                          ==========           ==========
Earnings for fully diluted earnings
  per share:
  Net earnings                           $ 1,448,092          $ 1,502,431
  Interest on convertible note                   180                  180
  Dividends on cumulative convertible
    preferred stocks:

      Series B                               (75,880)             (60,000)
     Series 2 Class C                       (743,437)            (743,437)
                                          ----------           ----------
  Earnings                               $   628,955          $   699,174
                                          ==========           ==========

  Earning per share                            $ .05                $ .05
                                               =====                =====


                                                           Six months
                                                             ended
                                                         June 30, 1995
                                                         -------------
Net earnings                                              $ 1,328,129
                                                          ===========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                   13,537,230
                                                           ==========
Earnings per share                                             $  .10
                                                               ======








               LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 6 of 6
       FULLY DILUTED EARNINGS PER SHARE COMPUTATION

                                                 1994 quarter ended
                                       _____________________________________

                                            March 31              June 30


Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share         13,661,164             13,655,361
  Shares issuable upon exercise of
    options and warrants                      934,807                877,794
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                 (247,510)              (238,754)
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                       65,120                 64,760
  Common shares issuable upon conversion
    of convertible note payable                 4,000                  4,000
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                666,666                666,666
      Series 2                                      -              3,956,000
                                           ----------             ----------
                                           15,084,247             18,985,827
                                           ==========             ==========
Earnings for fully diluted
  earnings per share:
  Net earnings                            $ 2,203,665            $27,254,968
  Interest on convertible note                    180                    180
  Dividends on cumulative preferred
    stocks                                   (747,500)                     -
                                           ----------             ----------
  Earnings                                $ 1,456,345            $27,255,148
                                           ==========             ==========
   Earnings per share                            $.10                  $1.44
                                                 ====                  =====


                                                            Six months
                                                               ended
                                                          June 30, 1994
                                                          -------------

Net earnings                                               $28,711,493
                                                           ===========
Weighted average number of common and common
  equivalent shares (average of two quarters
  above)                                                    17,035,037
                                                            ==========

Earnings per share                                               $1.69
                                                                 =====